                                                                 EXHIBIT 10.17

============================================================================


                                TALK CITY, INC.
                            307 ORCHARD CITY DRIVE
                                   SUITE 304
                              CAMPBELL, CA 95008




                             _________________________


                   SERIES D PREFERRED STOCK PURCHASE AGREEMENT

                                     WITH

                         HEARST COMMUNICATIONS, INC.,
                    HEARST NEW MEDIA & TECHNOLOGY DIVISION

                               OCTOBER 30, 1998






==============================================================================


                  * Certain information in this exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                TABLE OF CONTENTS

                                                                                                             PAGE
                                                                                                             ----
SECTION 1  Authorization and Sale of Series D Preferred Stock; Consideration..................................  1

     1.1      Authorization...................................................................................  1
     1.2      Sale and Issuance of Series D Preferred.........................................................  1

SECTION 2  Acquisition and Other Capital Changes..............................................................  4

     2.1      Reclassification, Consolidation, Merger, etc....................................................  4
     2.2      Conversion of the Series D Preferred............................................................  5
     2.3      Subdivision, Stock Dividend or Combination of Shares............................................  5
     2.4      Application Only to Unissued Shares.............................................................  5
     2.5      Consequences of Dilutive Issuance...............................................................  5

SECTION 3  Closing Dates; Delivery............................................................................  6

     3.1      Closing Dates...................................................................................  6
     3.2      Delivery........................................................................................  7

SECTION 4  Representations and Warranties of the Company .....................................................  7

     4.1      Organization and Standing; Articles and Bylaws..................................................  7
     4.2      Corporate Power.................................................................................  7
     4.3      Authorization...................................................................................  7
     4.4      Capitalization..................................................................................  8
     4.5      Financial Statements............................................................................  8
     4.6      Changes.........................................................................................  9
     4.7      Material Obligations............................................................................ 10
     4.8      Material Contracts and Commitments.............................................................. 10
     4.9      Intellectual Property, Trademarks............................................................... 10
     4.10     Title to Properties and Assets; Liens........................................................... 11
     4.11     Compliance with Other Instruments, None Burdensome.............................................  11
     4.12     Litigation.....................................................................................  11
     4.13     Registration Rights............................................................................  12
     4.14     Governmental Consent...........................................................................  12
     4.15     Offering.......................................................................................  12
     4.16     Brokers or Finders.............................................................................  12
     4.17     Related Party Transactions.....................................................................  12
     4.18     Taxes..........................................................................................  13
     4.19     Insurance......................................................................................  13
     4.20     Benefit Plans; Labor Relations.................................................................  14

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                             PAGE
                                                                                                             ----
     4.21     Subsidiaries..................................................................................  14
     4.22     Disclosure....................................................................................  14

SECTION 5  Representations and Warranties of the Purchaser..................................................  14

     5.1      Experience; Speculative Nature of Investment..................................................  14
     5.2      Investment; Accredited Investor...............................................................  15
     5.3      Rule 144......................................................................................  15
     5.4      No Public Market..............................................................................  15
     5.5      Access to Data................................................................................  15
     5.6      Authorization.................................................................................  15
     5.7      Brokers or Finders............................................................................  16
     5.8      Tax Liability.................................................................................  16

SECTION 6  Conditions to Purchaser's Obligations to Close...................................................  16

     6.1      Representations and Warranties Correct........................................................  16
     6.2      Compliance; Covenants.........................................................................  16
     6.3      No Injunction.................................................................................  16
     6.4      Opinion of Counsel............................................................................  16
     6.5      Compliance Certificate.......................................................................   17
     6.6      Blue Sky......................................................................................  17
     6.7      Rights Amendment..............................................................................  17
     6.8      Resolutions...................................................................................  17
     6.9      Proceedings and Documents.....................................................................  17
     6.10     Good Standing Certificate.....................................................................  17

SECTION 7  Conditions to Company's Obligations to Close.....................................................  17

     7.1      Representations and Warranties Correct........................................................  17
     7.2      Compliance; Covenants.........................................................................  17
     7.3      Blue Sky......................................................................................  18
     7.4      Proceedings and Documents.....................................................................  18
     7.5      Consideration Delivered.......................................................................  18

SECTION 8  Miscellaneous....................................................................................  18

     8.1      Termination; Survival.........................................................................  18
     8.2      Governing Law.................................................................................  18

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                             PAGE
                                                                                                             ----
     8.3      Successors and Assigns........................................................................  18
     8.4      Entire Agreement; Amendment and Waivers.......................................................  18
     8.5      Notices, etc..................................................................................  19
     8.6      Delays or Omissions...........................................................................  19
     8.7      California Corporate Securities Law...........................................................  19
     8.8      Expenses......................................................................................  20
     8.9      Counterparts..................................................................................  20
     8.10     Severability..................................................................................  20
     8.11     Titles and Subtitles..........................................................................  20

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE
                                                                            ----
EXHIBITS

     A    Third Amended and Restated Articles of Incorporation, as amended
     B    List of Publications
     C    Terms and Conditions
     D    Disclosure Schedule
     E    Second Amended and Restated Shareholders Rights Agreement, as amended
     F    Opinion for Counsel for the Company
     G    Compliance Certificate

                                TALK CITY, INC.

                  SERIES D PREFERRED STOCK PURCHASE AGREEMENT

                                     WITH

                         HEARST COMMUNICATIONS, INC.,
                    HEARST NEW MEDIA & TECHNOLOGY DIVISION



     THIS SERIES D PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement") is made
                                                            ---------
as of October 30, 1998 by and among Talk City, Inc., a California corporation (the "Company"), and Hearst Communications, Inc., Hearst New Media & Technology
      -------
division, a Delaware corporation (the "Purchaser" or "Hearst").
                                       ---------      ------


                                   SECTION 1

       AUTHORIZATION AND SALE OF SERIES D PREFERRED STOCK; CONSIDERATION
       -----------------------------------------------------------------

     1.1  AUTHORIZATION.  The Company has authorized the sale and issuance to
          -------------
the Purchaser of up to 1,500,000 shares of its Series D Preferred Stock ("Series
                                                                          ------
D Preferred"), with the rights, privileges and preferences as set forth in the
-----------
Company's Third Amended and Restated Articles of Incorporation, as amended (the "Restated Articles") in substantially the form attached as Exhibit A. Such
 -----------------                                         ---------
shares of Series D Preferred and any substitute shares issuable as provided in
Section 2 below are referred to as the "Shares."

     1.2  SALE AND ISSUANCE OF SERIES D PREFERRED.
          ---------------------------------------

          (a)  Consideration.  Subject to the terms and conditions of this
               -------------
Agreement, the Purchaser agrees to purchase, and the Company agrees to sell and issue to the Purchaser, the Shares, in consideration for the provision by the Purchaser of advertising space in selected United States editions of Hearst publications, attached as Exhibit B (the "Selected Hearst Publications"), at a
                          ---------
[*] percent ([*]%) discount to the selected Hearst publication's standard commercial rate card rate (a "Card Rate") in effect as of the date of a
                              ---------
respective insertion order by the Company (each an "Insertion Order" and
                                                    ---------------
collectively, "Insertion Orders"), as the same may change from time to time.
               ----------------
Except as set forth in Section 1.2(d)(iv) below, the "value" of Insertion Orders as provided throughout this Agreement refers to the applicable Card Rate applying the [*] percent ([*]%) discount. Each of the Company and the Purchaser agree that the per share price of the Shares is $2.00 (subject to adjustment as provided in Section 2 below) (the "Share Purchase Price"), and the aggregate price for the Shares is $3,000,000. The Company shall, for every $2.00 of Insertion Orders fulfilled by Hearst, as calculated at [*] percent ([*]%) of the Card Rate in effect on the date of the respective Insertion Order, issue one (1) Share (subject to the adjustment provisions set forth in

                                * Certain information on this page has been omitted and filed with the Commission. Confidental treatment has been requested with respect to the omitted portions.

Section 2 below). Notwithstanding the above, in no event shall the Company be obligated to issue more than 1,500,000 shares of its Series D Preferred (subject to the adjustment provisions set forth in Section 2 below) (the "Maximum Share Amount") and the Purchaser shall not be obligated to accept Insertion Orders with a value in excess of $3,000,000. The sale and issuance of the Shares shall be according to the schedule set forth in Section 3 below.

          (b)  Publication Restriction; Insertion Order Terms.
               ----------------------------------------------

               (i) The Company shall select which Hearst Publications in which to place Insertion Orders; provided, however, that no selected Hearst
                           --------  -------
Publication shall be required to provide any inventory opposite the "Table of Contents," or on any cover, of any such Selected Hearst Publication. The Company agrees to only submit, and the Purchaser shall be obligated to only accept, full-page advertisements. Any franchise positions (i.e., Cosmopolitan's "Agony Advice" column) are dependent upon availability of the inventory and the Company acknowledges that such inventory is typically unavailable.

               (ii) The Company agrees to the Purchaser's standard terms and conditions with respect to the Insertion Orders, attached as Exhibit C, as the
                                                             ---------
same may be amended from time to time. The Company acknowledges that the Purchaser, in its sole discretion, reserves the right to reject any Insertion Order which does not meet the quality or advertising standards of any Selected Hearst Publication.

          (c)  TalkCity.com Exclusivity.  The Company agrees to submit Insertion
               ------------------------
Orders promoting only "TalkCity.com" unless such Insertion Order is specifically agreed to by the Purchaser. In no event shall the Company submit an Insertion Order on behalf of, or sell or otherwise convey, its rights under this Agreement to any third party, unless the conveyance of such right occurs in connection with an Acquisition (as defined in Section 2 below).

          (d)  Insertion Order Period.
               ----------------------

               (i)  General.  Subject to the terms and conditions of this
                    -------
Agreement, the Company shall place its Insertion Orders on a ratable basis over the period beginning on September 3, 1998 and ending on the eighteenth (18) month anniversary of such date (the "Initial Order Period") in the Selected
                                     --------------------
Hearst Publications for which a particular issue of any such publication has not been closed.

          (ii) Extensions.  The Initial Order Period may be extended as follows:
               ----------
if the Purchaser rejects in excess of $150,000 of Insertion Orders, then for every $150,000 of Insertion Orders rejected, the Company shall be granted, at the Company's sole option, one (1) additional month (all of such additional one
(1) month periods are collectively deemed to be the "Rejection Extension Period"
                                                     --------------------------
and the Initial Order Period plus the Rejection Extension Period is deemed to be the "Order Period" of this Agreement) in which to place substitute Insertion
     ------------
Orders (each a "Substitute Order" and collectively, "Substitute Orders").  In
                ----------------                     -----------------
addition, in the event the Company fails to submit Insertion Orders or Substitute Orders with an aggregate value of $3,000,000 by the end of the Initial Order Period plus any Rejection Extension Periods, then the Purchaser, in its sole discretion (subject to the following sentence), may elect to extend the Order Period of this Agreement by unlimited consecutive six (6) month periods (each an "Elected Extension" and collectively, the "Elected
                        -----------------                         -------
Extension Period") until such time as the Company submits, and the Investor
---------------
fulfills Insertion Orders, or Substitute Orders, with an aggregate value of $3,000,000.

Notwithstanding the preceding sentence, either party to this Agreement may, at the conclusion of the Order Period (including any Rejection Extension Periods but excluding any Elected Extension Periods) provide notice to the other party of its intent, in the case of the Company, not to place any further Insertion Orders or Substitute Orders or, in the case of the Purchaser, not elect to extend the Agreement for any Elected Extension Period, after which notice the Purchaser shall have, in its sole discretion, the right to purchase, for cash (the "Calculated Cash Option"), the balance of the shares not previously issued hereunder (which shall be calculated as (A) $3,000,000 minus (B) the product of the number of shares previously issued to the Purchaser under this Agreement (including any Extra Shares) (as defined in Section 1.4(d)(iv) below) (the "Calculated Unissued Shares") multiplied by the Share Purchase Price applicable to such previously issued shares (including any Extra Shares) within ninety (90) days from the date of such notice by either party. In no event shall the Purchaser be obligated to accept Insertion Orders with a value in excess of $3,000,000.

          (iii) $3,000,000 Limit.  In the event the Company submits Insertion
                ----------------
Orders in excess of $3,000,000, the Purchaser shall so notify the Company prior to accepting the Insertion Order and shall allow the Company a one (1) time opportunity to place the Insertion Order and pay cash for the excess amount, applying the twenty percent (20%) discount rate referred to in Section 1.2(a) above.

          (iv)  Additional Share Issuance; Adjustment to Discount.  In the event
                -------------------------------------------------
the Company fails to submit Insertion Orders or Substitute Orders with an aggregate value of $3,000,000 by the end of the Order Period (plus any Rejection Extension Periods and any Elected Extension Periods) and this Agreement is terminated, the Insertion Order discount rate shall be retroactively reduced (but not such that the new Card Rate charged to the Company shall exceed one hundred percent (100%) of the respective Card Rate in effect as of the date of the applicable Insertion Order), such that the Purchaser shall receive the balance of the Shares not previously issued to the Purchaser hereunder equal to the number of Shares which would have been received at the Closings (as defined in Section 3 below) occurring prior to the termination of this Agreement at the new Card Rate less the number of Shares previously delivered hereunder (the "Extra Shares"). Notwithstanding the above, (A) in no event shall the number of Shares to be delivered to the Purchaser upon any such Card Rate reduction together with any Shares previously delivered to the Purchaser and any Shares purchased upon exercise of the Purchaser's Calculated Cash Option, exceed the Maximum Share Amount, and (B) this Section 1.2(d)(iv) shall not be applicable if this Agreement is terminated prior to the end of the Order Period (plus any Rejection Extension Periods and any Elected Extension Periods) as a result of an Acquisition or otherwise.

                                   SECTION 2

                     ACQUISITION AND OTHER CAPITAL CHANGES
                     -------------------------------------

     2.1  RECLASSIFICATION, CONSOLIDATION, MERGER, ETC.
          --------------------------------------------

          (a) In case of any reclassification, exchange, substitution or change of outstanding securities of the class of Shares issuable pursuant to this Agreement (other than as a result of a subdivision or combination as provided for below), or in case of any consolidation or merger of the Company with or into another corporation or the sale, transfer or lease of all or substantially all of the assets of the Company (collectively, each of the above described events are referred to as a "Corporate Transaction"), the Company shall,
                             ---------------------
subsequent to Board approval of such Corporate Transaction, notify the Purchaser of the respective Corporate Transaction. Upon presentation by the Purchaser of proof of Insertion Order fulfillment as of the date of the Company's notice, which such presentation shall be provided by the Purchaser to the Company within three (3) business days of the Company's notice, the Company shall, subject to satisfaction or waiver of the closing conditions set forth in Sections 6 and 7 below, deliver a certificate registered in the Purchaser's name representing the number of Shares purchased as of the date of the Company's notice which have not been previously issued hereunder. Subsequent to the Corporate Transaction, in lieu of the Shares otherwise issuable upon a respective Closing Date occurring after such Corporate Transaction, the Purchaser shall be entitled to receive, upon each respective Closing Date occurring after such Corporate Transaction, the kind and amount of shares of such other class of stock, other securities, money and property receivable upon such Corporate Transaction that would have been received by the Purchaser if it had held the Shares and issuable upon such Closing Date immediately prior to such Corporate Transaction.

          (b) Notwithstanding the above, in the event of any consolidation or merger of the Company with or into another corporation or the sale, transfer or lease of all or substantially all of the assets of the Company pursuant to which the shareholders of the Company hold less than fifty percent (50%) of the outstanding voting securities of the surviving or acquiring corporation (an "Acquisition"), the Company shall, subsequent to its execution of a definitive Acquisition agreement, notify the Purchaser of the proposed Acquisition. In the event of an Acquisition where the acquiring corporation is a competitor of the Purchaser, as reasonably determined in the sole discretion of the Purchaser, then the Purchaser shall have the right for a period of five (5) business days following receipt of notice from the Company of the Acquisition to purchase (subject to satisfaction or waiver of the conditions to closing set forth in Sections 6 and 7 below) the balance of the Shares not previously issued hereunder (which shall be calculated as (A) $3,000,000 minus (B) the product of the number of Shares previously issued to the Purchaser under this Agreement multiplied by the Share Purchase Price applicable to such previously issued Shares (the "Unissued Share Balance")), for cash at the then applicable Share Purchase Price (such cash option and the cash option in Section 2.5 below are referred to as a "Cash Option"). Upon the Purchaser's exercise of the Cash Option (including its delivery of the cash purchase price), this Agreement and the obligations of the parties hereunder shall be terminated. In the event the Purchaser does not exercise the Cash Option within the time period specified above, the provisions of Section 2.1(a) above shall govern this Agreement upon and subsequent to an Acquisition.

     2.2  CONVERSION OF THE SERIES D PREFERRED.  In the event all of the shares
          ------------------------------------
of the Series D Preferred of the Company outstanding are, or if outstanding would be, at any time prior to the issuance of Shares under this Agreement converted into shares of the Company's Common Stock (whether due to the initial public offering of the Company or otherwise) (a "Share Conversion"), then the Company shall promptly notify the Purchaser of such Share Conversion, prior to the initial filing date in connection with the initial public offering of the Company, or prior to any other conversion of the Series D Preferred into the Company's Common Stock. Upon presentation by the Purchaser of proof of Insertion Order fulfillment as of the date of the Company's notice of such Share Conversion, which such presentation shall be provided by the Purchaser to the Company within three (3) business days of the Company's notice, the Company shall, subject to satisfaction or waiver of the conditions to closing set forth in Sections 6 and 7 below, deliver a certificate registered in the Purchaser's name representing the number of Shares purchased as of the date of the Company's notice which have not been previously issued hereunder. Subsequent to any such Share Conversion, the Purchaser shall be entitled to receive, upon each respective Closing Date and in lieu of the Shares the Purchaser would otherwise have been entitled to receive at the Closing, a number of shares of Common Stock equal to the number of shares of Common Stock that would have been received by the Purchaser if it had held the Shares issuable upon such Closing Date, immediately prior to such Share Conversion.

     2.3  SUBDIVISION, STOCK DIVIDEND OR COMBINATION OF SHARES.  If the Company
          ----------------------------------------------------
at any time prior to a Closing Date shall subdivide or combine the class of Shares, or shall issue a stock dividend with respect to the class of Shares (a "Stock Split"), then the Purchaser shall be entitled to receive, upon each respective Closing Date occurring after such Stock Split, a number of Shares equal to the number of Shares that would have been received by the Purchaser if it had held the Shares issuable upon such Closing Date immediately prior to such Stock Split, and the Share Purchase Price shall be adjusted accordingly.

     2.4  APPLICATION ONLY TO UNISSUED SHARES.  Each of the Company and the
          -----------------------------------
Purchaser acknowledge and agree that the adjustment provisions provided for in Sections 2.1 to 2.3 above shall apply to the unissued Shares only and not to any issued Shares, which such issued securities shall be governed by the terms of the Company's Articles of Incorporation upon any of the events described above.

     2.5  Consequences OF DILUTIVE ISSUANCE.  In the event that the price per
          ---------------------------------
share of any stock sold by the Company (not including any "Excluded Stock" as defined in Article IV, Section 4(d)(2) of the Company's Restated Articles and any of the warrants or other securities of the Company issued or to be issued by the Company as described on the Disclosure Schedule attached as Exhibit C) is
                                                                ---------
less than $1.40 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations, mergers, consolidations and the like), the Purchaser, in its sole discretion and upon notice to the Company, shall no longer be obligated to accept additional Insertion Orders or Substitute Orders from the Company and may, in its sole discretion (subject to satisfaction or waiver of the conditions to closing set forth in Sections 6 and 7 below), within ninety (90) days of such sale by the Company, elect to purchase the Unissued Share Balance for cash at the then applicable Share Purchase Price. Upon such notice to the Company and exercise of the Cash Option (if any), this Agreement and the obligations of the parties hereunder shall terminate.


                                   SECTION 3

                            CLOSING DATES; DELIVERY
                            -----------------------

     3.1  CLOSING DATES.  The purchase and sale of the Shares hereunder shall
          -------------
take place upon the following dates (each, a "Closing," and the date is referred to as a "Closing Date"):

          (a) within ten (10) business days following the Purchaser's presentation of proof of the fulfillment of Insertion Orders with an aggregate value of at least $1,000,000 since the most recent Closing Date (or, if there has been no Closing Date, since September 3, 1998);

          (b) within ten (10) business days following each of March 3, 1999, September 3, 1999 and March 3, 2000 (each, a "Scheduled Date") and the Purchaser's presentation of proof of the fulfillment of Insertion Orders as of such Scheduled Date and since the then most recent Closing Date (or, if there has been no Closing Date, since September 3, 1998);

          (c) upon the Purchaser's exercise of its Calculated Cash Option as set forth in Section 1.2(d)(ii) above, or its Cash Options (as set forth in Sections 2.2(b) and 2.5 above);

          (d) upon presentation by the Purchaser of proof of the fulfillment of Insertion Orders as of the date of the Company's notice of a proposed Corporate Transaction (as provided in Section 2.1 above) or Share Conversion (as provided in Section 2.2 above) and since the then most recent Closing Date;

          (e) upon presentation by the Purchaser of proof of the fulfillment of Insertion Orders as of the end of the Order Period (including any Rejection Extension Periods and any elected Extension Periods); and

          (f) upon notice by the Purchaser of the Company's obligation to issue any Extra Shares pursuant to Section 1.2(d)(iv) above.

At each Closing Date referred to in Section 3.1(a), (b), (d) and (e) above, the Company will sell and the Purchaser will purchase, subject to satisfaction or waiver of the conditions to closing set forth in Sections 6 and 7 of this Agreement, the number of Shares equal to the value of the Insertion Orders fulfilled by the Purchaser (as shown by the Purchaser's proof of the same) since the most recent Closing Date (or, if there has been no Closing Date, then since September 3, 1998), divided by the then applicable Share Purchase Price and rounded down to the nearest whole number. At a Closing Date upon exercise of a Calculated Cash Option or Cash Option (as provided in Section 3.1(c) above), the Company will sell, and the Purchaser will purchase, subject to satisfaction or waiver of the conditions to closing set forth in Sections 6 and 7 below, the number of Shares equal to the Calculated Unissued Shares or the Unissued Share Balance (as the case may be). At a Closing Date pursuant to Section 3.1(f) above, subject to satisfaction or waiver of the closing conditions in Sections 6 and 7 below, the Company will issue the Extra Shares. Notwithstanding anything in this Agreement to the contrary, in no event shall the aggregate number of Shares deliverable under this Agreement exceed the Maximum Share Amount. The number of Shares to be issued on a Closing Date as provided above is referred to as the applicable "Closing Shares."

     3.2  DELIVERY.  The Company will deliver to the Purchaser on each Closing
          --------
Date a certificate registered in the Purchaser's name representing the applicable Closing Shares for such Closing Date, against (i) with respect to a Closing pursuant to Section 3.1(a), (b), (d) or (e) the Purchaser's proof of fulfillment of Insertion Orders since the most recent Closing Date (as provided in Section 3.1) and (ii) with respect to a Closing pursuant to Section 3.1(c), the applicable cash purchase price by wire transfer to the Company's account. The Purchaser acknowledges and agrees that the delivery of the Shares pursuant to this Agreement constitutes full and complete payment to it for all amounts owed to it by the Company for Insertion Orders.

                                   SECTION 4

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ---------------------------------------------

     Except as set forth in the Disclosure Schedule attached as Exhibit D, the
                                                                ---------
Company represents and warrants to the Purchaser as of the date of this Agreement as follows:

     4.1  ORGANIZATION AND STANDING; ARTICLES AND BYLAWS.  The Company is a
          ----------------------------------------------
corporation duly organized and existing under, and by virtue of, the laws of the State of California and is in good standing under such laws. The Company has requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. The Company is not presently qualified to do business as a foreign corporation in any jurisdiction, and the failure to be so qualified would not have a material adverse effect on the Company's business as now conducted. The Company has furnished the Purchaser or counsel to the Purchaser, upon request, with copies of its Restated Articles and Bylaws, as amended. Such copies are true, correct and complete and contain all amendments through the first Closing Date.

     4.2  CORPORATE POWER.  The Company will have at the first Closing Date all
          ---------------
requisite legal and corporate power and authority to execute and deliver this Agreement and that certain amendment (the "Rights Amendment") to the Second
                                           ----------------
Amended and Restated Shareholders Rights Agreement (the "Rights Agreement"),
                                                         ----------------
entered into by and among the Company, the Purchasers and the Common Shareholders (as defined therein), dated as of August 25, 1998 and attached as Exhibit E, to sell and issue the Shares hereunder, to issue the shares of the
---------
common stock of the Company (the "Common Stock") issuable upon conversion of the
                                  ------------
Shares, and to carry out and perform its obligations under the terms of this Agreement, the Rights Agreement and the Rights Amendment (together the "Agreements").
-----------

     4.3  AUTHORIZATION.  All corporate action on the part of the Company and
          -------------
its directors necessary for the authorization, execution, delivery and performance of the Agreements by the Company, the authorization, sale, issuance and delivery of the Shares and the Common Stock issuable upon conversion of the Shares, and the performance of all of the Company's obligations under the Agreements has been taken or will be taken prior to the first Closing Date. The Agreements, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, except that the indemnification provisions of Section 3.11 of the Rights Agreement, as amended pursuant hereto, may further be limited by principles of public policy. The Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, will be fully paid and nonassessable, and will have the rights, preferences and privileges described in the Restated Articles; the Common Stock issuable upon conversion of the Shares has been duly and validly reserved and, when issued in compliance with the provisions of this Agreement and the Restated Articles will be validly issued, and will be fully paid and nonassessable; and the Shares and the Common Stock issued upon conversion of the Shares, will be free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon the Purchaser; provided, however, that the Shares, and the Common Stock issuable
               --------  -------
upon conversion of the Shares, are subject to restrictions on transfer under state and/or federal securities laws as set forth herein and in the Rights Agreement. The Shares are not subject to any preemptive rights or rights of first refusal, except as set forth in the Rights Agreement. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     4.4  CAPITALIZATION.  The authorized capital stock of the Company consists
          --------------
of 60,000,000 shares of Common Stock, of which 8,430,000 shares are issued and outstanding as of the date of this Agreement, and 38,000,000 shares of Preferred Stock, of which 300,000 are designated Series A Preferred, all of which are issued and outstanding, 700,000 are designated Series A1 Preferred, all of which are issued and outstanding, 6,800,000 are designated Series B Preferred, 6,589,570 of which 13,500,000 are issued and outstanding, 3,000,000 are designated Series C Preferred, 769,230 of which are issued and outstanding, and 25,000,000 shares are designated Series D Preferred, of which are issued and outstanding. The outstanding shares have been duly authorized and validly issued in compliance with applicable laws, and are fully paid and nonassessable. The Company has reserved (a) 1,500,000 shares of Series D Preferred for issuance hereunder, (b) 35,800,000 shares of Common Stock for issuance upon conversion of the Series A Preferred, Series A1 Preferred, Series B Preferred, the Series C Preferred and Series D Preferred, (c) 1,450,000 shares of its Common Stock for issuance to employees, consultants and directors pursuant to its 1996A Stock Option Plan, of which options to purchase 1,450,000 shares of Common Stock have been exercised subject to restricted stock purchase agreements, and (d) 3,650,000 shares of its Common Stock for issuance to employees, consultants and directors pursuant to its 1996 Stock Option Plan. The Common Stock, the Series A Preferred, the Series A-1 Preferred, the Series B Preferred, the Series C Preferred and the Series D Preferred have the rights, preferences, privileges and restrictions set forth in the Restated Articles. Except as set forth above, there are no options, warrants or other rights to purchase any of the Company's authorized and unissued capital stock.

     4.5  FINANCIAL STATEMENTS.  The Purchaser acknowledges that the Company has
          --------------------
previously provided to it an unaudited income statement and various other financial statements of the Company as of and for the period ended July 31, 1998 (the "Financial Statements"). The Financial Statements are complete and correct
      --------------------
in all material respects and accurately set out and describe the financial condition and operating results of the Company as of the date and during the period indicated therein.

     4.6  CHANGES.  Since July 31, 1998, there has not been:
          -------

          (a) Any change in the assets, liabilities, financial condition, or operations of the Company except changes in the ordinary course of business which have not been in any case materially adverse;

          (b) Any damage, destruction, or loss, whether or not covered by insurance, materially and adversely affecting the properties or business of the Company;

          (c) Any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

          (d) Any loans made by the Company to its employees, officers or directors other than travel advances made in the ordinary course of business and pay advances to individuals not exceeding an aggregate of $30,000;

          (e) Any declaration or payment of any dividend or other distribution by the Company; or

          (f) Any failure to maintain in full force and effect substantially the same level and types of insurance coverage as in effect on the date of the Financial Statements or destruction, damage to, or loss of any asset of the Company (whether or not covered by insurance) that materially and adversely affects the business, operations, condition (financial or otherwise), prospects, liabilities or assets of the Company;

          (g) Any change in accounting principles, methods or practices, investment practices, claims, payment and processing practices or policies regarding intercompany transactions;

          (h) Any amendment to the Company's Articles of Incorporation or Bylaws (other than an amendment to the Restated Articles filed with the California Secretary of State on August 28, 1998 and an amendment to the Bylaws dated August 26, 1998 to increase the numbers of directors on the Company's Board to no less than five (5) nor more than nine (9));

          (i) Any disposition of or lapse of any Proprietary Right (as defined in Section 3.9);

          (j) Any mortgage, pledge or other encumbrance, including liens and security interests, of any tangible or intangible asset;

          (k) Any indebtedness incurred for borrowed money or any commitment to borrow money, any capital expenditure or capital commitment requiring an expenditure of monies in the future, any incurrence of a contingent liability or any guaranty or commitment to guaranty the indebtedness of others entered into, by the Company, other than customary transactions in the ordinary course of business not in excess of $50,000 in the aggregate (except for the Bridge Financing and the Loan Agreement, each as described on Schedule 4.4 and Schedule
                                                       ------------     --------
4.6, respectively, of the Disclosure Schedule);
---

          (l) Any increase or commitment to the increase of the salary or other compensation payable or to become payable to any of its officers, directors or employees, agents or independent contractors, or the payment of any bonus to the foregoing persons except in the ordinary course of business; or

          (m) To the best of the Company's knowledge, any other event or condition of any character that has materially and adversely affected the business, operations, assets or financial condition of the Company.

     4.7  MATERIAL OBLIGATIONS.   The Company has no material liabilities or
          --------------------
obligations, absolute or contingent (individually or in the aggregate), except
(i) the liabilities and obligations set forth in the Financial Statements and
(ii) liabilities and obligations which have been incurred subsequent to July 31, 1998, in the ordinary course of business which have not been, either in any case or in the aggregate, material.

     4.8  MATERIAL CONTRACTS AND COMMITMENTS.  The attached Schedule 4.8
          ----------------------------------                ------------
contains a true and complete and accurate list and a brief description of all material contracts, understandings, agreements and instruments, whether written or oral, and including mortgages or other indebtedness (the "Material
                                                             --------
Contracts"), to which the Company is a party or by which any of its properties
---------
or assets and, with respect to the business of the Company, its employees or key consultants (including members of key personnel) are bound under which or pursuant to which the Company is obligated to make cash payments of, or to deliver products or render services with a value greater than $100,000 or receive cash payments of or receive products or services with a value greater than $100,000 or which are otherwise material to the Company, including, without limitation, agreements with business development partners, but excluding Related Party Agreements set forth in Section 4.17. There are no existing defaults (or events which, with notice or lapse of time or both, would constitute a default) by the Company, or to the best of the Company's knowledge any other party, under any of the Material Contracts. To the best of the Company's knowledge, all of the Material Contracts are valid, binding and in full force and effect in all material respects, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

     4.9  INTELLECTUAL PROPERTY, TRADEMARKS.  The Company has the right to use,
          ---------------------------------
free and clear of all liens, charges, claims and restrictions, all intellectual property, patents, trademarks, service marks, trade names, copyrights, licenses and rights and applications therefor ("Proprietary Rights") necessary to the
                                       ------------------
business of the Company as presently conducted and as proposed to be conducted. To the best of the Company's knowledge, the Company is not infringing upon or otherwise acting adversely to the right or claimed right of any other person under or with respect to the foregoing. The attached Schedule 4.9 contains an
                                                      ------------
accurate and complete list of all Proprietary Rights which the Company owns or is licensed or authorized to use by others and indicates which Proprietary Rights are owned or licensed. Except as set forth on Schedule 4.9, (i) no other
                                                      ------------
person has been granted, by the Company or otherwise, any rights, or has any interest, in such Proprietary Rights and (ii) to the knowledge of the Company, with respect to any Proprietary Rights which have been assigned to the Company, the assigning party is fully authorized to assign such rights to the Company without thereby creating an obligation of the Company to any person. All Proprietary Rights held by the Company under licenses have been duly licensed to the Company, and, except as set forth in Schedule 4.9, the Company has rights to
                                         ------------
its Proprietary Rights free and clear of any liens or other encumbrances. No claim has been asserted or, to the knowledge of the Company, threatened, by any person regarding the use or licensing of any of the Company's Proprietary Rights by the Company or challenging or questioning the validity, enforceability or effectiveness of any licenses or agreements (including, without limitation, assignments) relating to Proprietary Rights or asserting any rights in such Proprietary Rights. No claims have been asserted by the Company against any other person claiming infringement of the Company's Proprietary Rights. The Company is not aware of any third parties who are infringing or violating any of such Proprietary Rights. Neither the Company nor, to the knowledge of the Company, any other person is in default under any license or other agreement relating to the Company's Proprietary Rights (including without limitation, assignments), and all such licenses and agreements are valid, enforceable and in full force and effect in all material respects, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

     4.10 TITLE TO PROPERTIES AND ASSETS; LIENS.  The Company has good and
          -------------------------------------
marketable title to its properties and assets, and has good title to all its leasehold interests, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (i) the lien of current taxes not yet due and payable, and (ii) possible minor liens and encumbrances which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of the Company, and which have not arisen otherwise than in the ordinary course of business.

     4.11 COMPLIANCE WITH OTHER INSTRUMENTS, NONE BURDENSOME.  The Company is
          --------------------------------------------------
not in violation of any term of its Articles of Incorporation or Bylaws, as each are amended to date, or in any material respect of any judgment, decree, order, statute, rule or regulation applicable to the Company. The execution, delivery and performance of and compliance with the Agreements, and the issuance of the Shares and the Common Stock issuable upon conversion of the Shares, have not resulted and will not result in any material violation of, or conflict with, or constitute a material default under, the Company's Articles of Incorporation or Bylaws, each as amended, or any of its agreements, nor result in the creation of, any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company.

     4.12 LITIGATION.  There are no actions, suits, proceedings or
          ----------
investigations pending against the Company or its properties before any court or governmental agency (nor, to the best of the Company's knowledge, is there any reasonable basis therefor or threat thereof). The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

     4.13 REGISTRATION RIGHTS.  Except as set forth in the Rights Agreement, as
          -------------------
amended pursuant hereto, the Company is not under any contractual obligation to register (as defined in Section 3.2 of the Rights Agreement) any of its presently outstanding securities or any of its securities which may be issued after the date of this Agreement.

     4.14 GOVERNMENTAL CONSENT.  No consent, approval or authorization of or
          --------------------
designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of the Agreements, or the offer, sale or issuance of the Shares, and the Common Stock issuable upon conversion of the Shares, or the consummation of any other transaction contemplated hereby or thereby, except qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of the Shares (and the Common Stock issuable upon conversion of the Shares) under the California Corporate Securities Law of 1968, as amended, and other applicable Blue Sky laws, which filings and qualifications, if required, will be accomplished in a timely manner. The operations of the Company have been conducted in all material respects in accordance with all applicable laws, regulations and other requirements of all governmental bodies having jurisdiction over the Company. The Company has not received any notification of any asserted present or past failure to comply with any such laws, rules or regulations. The Company has all franchises, consents, licenses, permits, registrations, Orders or approvals (collectively, "Permits")
                                                                      -------
from governmental bodies required for the conduct of its business as currently conducted and as proposed to be conducted. All of the foregoing Permits are in full force and effect, and there exist no violations or breaches of any such Permits.

     4.15 OFFERING.  Subject to the accuracy of the Purchaser's representations
          --------
in Section 5 hereof, the offer, sale and issuance of the Shares to be issued in conformity with the terms of this Agreement, and the issuance of the Common Stock to be issued upon conversion of the Shares, constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Securities Act").
                 --------------

     4.16 BROKERS OR FINDERS.    The Company has not engaged any brokers,
          ------------------
finders or agents, and the Purchaser has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Agreements. In the event that the preceding sentence is in any way inaccurate, the Company hereby agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which such Purchaser or any of its officers, partners, employees or representatives is responsible.

     4.17 RELATED PARTY TRANSACTIONS.  Set forth on the attached Schedule 4.17
          --------------------------                             -------------
is a list of all contracts, agreements or arrangements ("Related Party
                                                         -------------
Agreements") between the Company and any existing holder of the securities of
----------
the Company, or employee, officer or director of the Company, or affiliate or family member of any of the foregoing (the foregoing, "Related Parties"). Other
                                                       ---------------
than set forth on such Schedule 4.17, no Related Party is indebted to the
                       -------------
Company and the Company is not indebted and is not committed to make loans or extend or guarantee credit to any Related Party. No Related Party is interested, directly or indirectly, in any contract with the Company or owns any interest in any asset of the Company or any services used by the Company in its business except by reason of their ownership interest in the Company.

     4.18 TAXES.
          -----

          (a) All Tax Returns (as defined below) for all periods that are or were required to Company have been or shall be filed on a timely basis in accordance with the applicable laws of each governmental authority. All such Tax Returns that have been filed were, when filed, and continue to be, true, correct and complete in all material respects. All such franchise, income or other Tax Returns that will be filed shall be true, correct and complete in all material respects when filed. There are no United States federal, state, local and foreign income Tax Returns that have been audited by any governmental authority, and there is no action, suit, proceeding or claim currently pending or threatened regarding Taxes with respect to the Company. For the purposes of this Section 4.18, (i) "Tax" and "Taxes" shall mean any and all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, premium, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, property or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties (including penalties for failure to file in accordance with applicable information reporting requirements), and additions to tax by any authority, whether federal, state, or local or domestic or foreign, and (u) "Tax Return" shall mean any report, return, form, declaration or other document or information required to be supplied to any authority in connection with Taxes.

          (b) The Company has paid, or made adequate provision in its financial statements for the payment of, all of its Taxes that have or may become due for all periods which end prior to or which include the date of this Agreement, including all Taxes reflected on the Tax Returns referred to in this Section 4.18, or in any assessment, proposed assessment or notice, either formal or informal, received by the Company except such Taxes, if any, that are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided. All Taxes that the Company is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the appropriate governmental authorities. There are no liens with respect to Taxes on any assets of the Company other than permitted liens for certain Taxes not yet due.

     4.19 INSURANCE.  Schedule 4.19 contains a complete and accurate list of all
          ---------   -------------
insurance policies currently providing coverage in favor of the Company specifying the insurer and type of insurance under each, together with the policy limits thereon. Each current policy is in full force and effect and in adequate and customary amounts for similarly situated companies in similar businesses, and all premiums are currently paid and no notice of cancellation or termination has been received with respect to any such policy. Such policies have been sufficient for compliance with all material requirements of law. The Company has not been refused any insurance with respect to its assets and operations, nor has its coverage been limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance. The insurance specified on Schedule 4.19 has been effective, in full force and
                           -------------
effect, without interruption since the date specified on Schedule 4.19 as the
                                                         -------------
initial date of coverage.  Furthermore, except as set forth on such Schedule
                                                                    --------
4.19, there are no material claims, actions, suits or proceedings arising out of
-----
or based upon any of such policies of insurance and, to the knowledge of the Company, no basis for any such material claim, action, suit or proceeding exists.

     4.20 BENEFIT PLANS; LABOR RELATIONS.   The Company does not have any
          ------------------------------
employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or other benefit plans or arrangements that are subject to ERISA. The Company is not in default on its obligations to any employee and its labor relations are good.

     4.21 SUBSIDIARIES.  The Company does not presently own or control, directly
          ------------
or indirectly, any interest in any other corporation, association, or other business entity. The Company does not have an equity interest in any joint venture, partnership, or similar entity.

     4.22 DISCLOSURE.   This Agreement (including the Exhibits hereto) delivered
          ----------
to the Purchaser, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein not misleading in light of the circumstances under which they were made; provided, however, that plans, projections, estimates and
                      --------  -------
other information with respect to 1998 and future results, activities and events, contained in any written document furnished by or on behalf of the Company are not facts and as to such matters the Company represents and warrants only that such information represents the Company's best efforts to plan, project and estimate, based upon current circumstances, such future results, activities and events and the good faith belief that such activities and events can be accomplished. There is no fact known to the Company which the Company has not disclosed to the Purchaser which materially adversely affects or, to the best of the knowledge of the Company, could reasonably be expected to materially adversely affect the business, assets, prospects, profits or condition, financial or otherwise, of the Company, or the ability of the Company to perform its obligations under the Agreements.

                                   SECTION 5

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
                -----------------------------------------------

     The Purchaser hereby severally represents and warrants to the Company with respect to the purchase of Shares by the Purchaser as follows:

     5.1  EXPERIENCE; SPECULATIVE NATURE OF INVESTMENT.  The Purchaser (or its
          --------------------------------------------
principals or advisors) has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests.
The Purchaser acknowledges that its investment in the Company entails a substantial degree of risk and the Purchaser is in a position to lose the entire amount of such investment.

     5.2  INVESTMENT; ACCREDITED INVESTOR.  The Purchaser is acquiring the
          -------------------------------
Shares and the underlying Common Stock for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. The Purchaser understands that the Shares to be purchased hereby and the underlying Common Stock have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the
                              ---- ----
accuracy of the Purchaser's representations as expressed herein. The Purchaser is an "accredited investor" within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission.

     5.3  RULE 144.  The Purchaser acknowledges that the Shares and the
          --------
underlying Common Stock must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. The Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of shares being sold during any three-month period not exceeding specified limitations.

     5.4  NO PUBLIC MARKET.  The Purchaser understands that no public market now
          ----------------
exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company's securities.

     5.5  ACCESS TO DATA.  The Purchaser has had an opportunity to discuss the
          --------------
Company's business, management and financial affairs with its management. The Purchaser has also had an opportunity to ask questions of officers of the Company, which questions were answered to its satisfaction. The Purchaser understands that such discussions, as well as any written information issued by the Company, were intended to describe certain aspects of the Company's business and prospects but were not a thorough or exhaustive description. The Purchaser acknowledges that any business plans prepared by the Company have been and continue to be subject to change and that any projections included in such business plans are necessarily speculative in nature, and it can be expected that some or all of the assumptions of the projections will not materialize or will vary significantly from actual results.

     5.6  AUTHORIZATION.  The Agreements, when executed and delivered by the
          -------------
Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, except as the indemnification provisions of Section 3.11 of the Rights Agreement, as amended pursuant hereto, may be limited by principles of public policy, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

     5.7  BROKERS OR FINDERS.  The Purchaser has not engaged any brokers,
          ------------------
finders or agents, and the Company has not, and will not, incur, directly or indirectly, as a result of any action taken by Purchasers, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Agreements. In the event that the preceding sentence is in any way inaccurate, the Purchaser agrees to indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability) for which the Company, or any of its officers, directors, employees or representatives, is responsible.

      5.8 TAX LIABILITY.  With respect to tax matters, the Purchaser relies
          -------------
solely on its tax advisors and not on any statements or representations of the Company or any of its agents other than the representations and warranties set forth herein. The Purchaser understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by the Agreements.


                                   SECTION 6

                CONDITIONS TO PURCHASER'S OBLIGATIONS TO CLOSE
                ----------------------------------------------

     The Purchaser's obligations to purchase the Shares at each respective Closing Date are, unless waived by the Purchaser, subject to the fulfillment of the following conditions:

     6.1  REPRESENTATIONS AND WARRANTIES CORRECT.  The representations and
          --------------------------------------
warranties made by the Company in Section 3 shall be true and correct in all material respects as of the first Closing Date.

     6.2  COMPLIANCE; COVENANTS.  The Company shall be in compliance in all
          ---------------------
material covenants, agreements and conditions contained in the Agreements to be performed by the Company.

     6.3  NO INJUNCTION.  There shall not be in effect any injunction, order or
          -------------
decree, of a court of competent jurisdiction which is applicable to the Company, that prohibits or delays the issuance of Shares under this Agreement and the Chief Executive Officer of the Company shall deliver to the Purchaser at each Closing Date a certificate to such effect, executed by him.

     6.4  OPINION OF COUNSEL.  As of the first Closing Date only, the Purchaser
          ------------------
shall have received from Wilson Sonsini Goodrich & Rosati, counsel to the Company, an opinion addressed to it in substantially the form of Exhibit F.
                                                                 ---------

     6.5  COMPLIANCE CERTIFICATE.  The Chief Executive Officer of the Company
          ----------------------
shall have executed a Compliance Certificate, in substantially the form of Exhibit G certifying the satisfaction of the conditions to closing listed in
---------
Sections 6.1, 6.2, and 6.3.

     6.6  BLUE SKY.   The Company shall have obtained all necessary Blue Sky law
          --------
permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Shares and the Common Stock issuable upon conversion of the Shares.

     6.7  RIGHTS AMENDMENT.   The Company, the Purchasers and the Common
          ----------------
Shareholders (as defined in the Rights Agreement) shall have executed and delivered the Rights Amendment.

     6.8  RESOLUTIONS.  As of the first Closing Date only, the Purchaser shall
          -----------
have received certified copies of resolutions duly adopted by the Board (and shareholders, if necessary) authorizing the execution and delivery of the Agreements, the issuance and sale of the Series D Preferred and the issuance and sale of the Common Stock issuable upon conversion thereof, the reservation of the shares of Common Stock issuable upon conversion of the Series D Preferred and the performance of the contemplated transactions, and certifying that such resolutions were duly adopted, are in full force and effect and have not been rescinded or amended as of the first Closing Date.

     6.9  PROCEEDINGS AND DOCUMENTS.  The Purchaser shall have received such
          -------------------------
certificates, documents and information as it may reasonably request in order to establish satisfaction of the conditions set forth in this Section 6. All corporate and other proceedings in connection with the transactions contemplated at each of the Closing Dates hereby and all documents and instruments incident to such transactions shall have been reasonably approved by counsel to the Purchaser.

     6.10 GOOD STANDING CERTIFICATE.  The Purchaser shall have received a
          -------------------------
Certificate of the Secretary of State of the State of California with respect to the Company as of a recent date showing the Company to be validly existing and in good standing in such state.

                                   SECTION 7

                 CONDITIONS TO COMPANY'S OBLIGATIONS TO CLOSE
                 --------------------------------------------

     The Company's obligation to sell and issue the Shares at each respective Closing Date is, unless waived by the Company, subject to the fulfillment of the following conditions:

     7.1  REPRESENTATIONS AND WARRANTIES CORRECT.  The representations and
          --------------------------------------
warranties made by the Purchaser in Section 4 shall be true and correct in all material respects as of each respective Closing Date.

     7.2  COMPLIANCE; COVENANTS.  The Purchaser shall be in compliance in all
          ---------------------
material respects with all covenants, agreements and conditions contained in the Agreements to be performed by the Purchaser on or prior to each respective Closing Date.

     7.3  BLUE SKY.   The Company shall have obtained all necessary Blue Sky law
          --------
permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Shares and any Common Stock issuable upon conversion of the Shares.

     7.4  PROCEEDINGS AND DOCUMENTS.  All corporate and other proceedings in
          -------------------------
connection with the transactions contemplated at each of the Closing Dates hereby and all documents and instruments incident to such transactions shall have been reasonably approved by counsel to the Company.

     7.5  CONSIDERATION DELIVERED.  With respect to Closings pursuant to
          -----------------------
Sections 3.1(a), (b), (d) and (e), the Purchaser shall have delivered proof of the fulfillment of Insertion Orders with an aggregate value equal to the number of Shares to be issued at such Closing Date multiplied by the then applicable
Share Purchase Price.   With respect to Closings pursuant to Section 3.1(c), the
Purchaser shall have delivered cash in the amount equal to the number of Shares to be issued multiplied by the Share Purchase Price. With respect to a Closing pursuant to Section 3.1(f), the Purchaser shall have delivered proof of the calculation of any Extra Shares.

                                   SECTION 8

                                 MISCELLANEOUS
                                 -------------

     8.1  TERMINATION; SURVIVAL.  This Agreement and all obligations of the
          ---------------------
parties shall terminate and be of no further force and effect upon expiration of the Order Period, or sooner as provided in Sections 2.1(b) and 2.5. Upon termination of this Agreement, all obligations of the parties hereunder shall be of no further force and effect except any existing as of the date of obligation of the Company to deliver Shares and any obligation of the Purchaser to deliver the consideration therefor as of the date of termination of this Agreement. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Purchaser and the closing of the transactions contemplated hereby.

     8.2  GOVERNING LAW.  This Agreement shall be governed in all respects by
          -------------
the internal laws of the State of California.

     8.3  SUCCESSORS AND ASSIGNS.  Except as otherwise provided in this
          ----------------------
Agreement the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto; provided, however, that the rights of the Purchaser to purchase the Shares shall not be assignable without the consent of the Company.

     8.4  ENTIRE AGREEMENT; AMENDMENT AND WAIVERS.  This Agreement, including
          ---------------------------------------
all attached Exhibits, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof, and supersede any prior written or oral agreements or understandings (including without limitation that certain Letter of Intent executed by the parties as of September 3, 1998). No party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth in this Agreement. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

     8.5  NOTICES, ETC.  All notices and other communications required or
          -------------
permitted hereunder shall be in writing and shall be mailed by first class mail, postage prepaid, or otherwise delivered by hand or by messenger, or by a reputable overnight courier service or telecopier (with telephonic confirmation of receipt) addressed (a) if to the Purchaser, at the Purchaser's address, as shown on the record books of the Company, or at such other address as the Purchaser shall have furnished to the Company in writing, or (b) if to any other holder of any Shares, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Shares who has so furnished an address to the Company, or (c) if to the Company, one copy should be sent to its address set forth on the cover page of this Agreement and addressed to the attention of the Chief Executive Officer, or at such other address as the Company shall have furnished to the Purchaser. Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or seven (7) business days after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as set forth above, or the next business day if sent by overnight courier service, or upon telephonic confirmation of receipt if sent by telecopier.

     8.6  DELAYS OR OMISSIONS.  Except as expressly provided herein, no delay or
          -------------------
omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default previously or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

     8.7  CALIFORNIA CORPORATE SECURITIES LAW.  THE SALE OF THE SECURITIES WHICH
          -----------------------------------
ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

     8.8  EXPENSES.  The Company and the Purchaser shall each pay their own
          --------
expenses in connection with the transactions contemplated hereby.

     8.9  COUNTERPARTS.  This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument.

     8.10 SEVERABILITY.  In the event that any provision of this Agreement
          ------------
becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

     8.11 TITLES AND SUBTITLES.  The titles and subtitles used in this Agreement
          --------------------
are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     The foregoing Agreement is hereby executed as of the date first above written.

                              "COMPANY"

                              TALK CITY, INC.,
                              a California corporation


                              /s/ Peter H. Friedman
                              ---------------------------------------
                              Peter H. Friedman
                              Chief Executive Officer and President

                              "PURCHASER"

                              HEARST COMMUNICATIONS, INC.,
                              HEARST NEW MEDIA & TECHNOLOGY DIVISION


                              By:  /s/ Kenneth A. Bronfin
                                 ------------------------------------

                              Name:  Kenneth A. Bronfin
                                    ---------------------------------

                              Title:  Senior V.P
                                     --------------------------------


                  [SIGNATURE PAGE FOR THE PURCHASE AGREEMENT]

                                   EXHIBIT A
                                   ---------


                          [SUPERCEDED BY EXHIBIT 3.1]

                                   EXHIBIT B
                                   ---------

                          LIST OF HEARST PUBLICATIONS

Colonial Homes

Cosmopolitan

Country Living

Esquire

Goodhousekeeping

Harper's Bazaar

House Beautiful

Motor Boating & Sailing

Popular Mechanics

Redbook

Sports Afield

Town & Country

Victoria

                                   EXHIBIT C
                                   ---------

                             TERMS AND CONDITIONS

          1. Short Rates & Rebates. Advertisers will be short-rated if the space upon which billings have been based is not used within the 12-month contract period. Advertisers will be rebated if they have used the space required within the 12-month contract period to earn a lower rate.

          2. Agency commission: 15%. Bills are rendered on publication date. Payment in U.S. currency required. Net due 30 days from invoice date. New advertisers must remit with order of furnish satisfactory credit reference.

          3. Orders 30 days beyond current closing date will be accepted only at rate prevailing. Orders containing incorrect rates will be accepted and charged at regular rates. Such errors will be regarded as only clerical.

          4. Rates, conditions, and space units are subject to closure without notice.

          5. HEARST will not be bound by any condition appearing on order blanks or copy instructions submitted by or on behalf of the advertiser when such condition conflicts with any provision contained in its rate cared or with its policies.

          6. Schedule of months of insertion and size of space must accompany all orders. So-called "space reservations" are not considered by HEARST as orders or binding upon it in any way.

          7. Orders specifying positions other than those known as designated positions are accepted only on a request basis, subject to the right of the publisher to determine actual positions.

          8. Reproduction quality is at the advertiser's risk if publisher's specifications are not met or if material is received after closing date even if on extension. All queries concerning printed reproduction must be submitted within 45 days of issue date.

          9. Advertising film will be destroyed, if not ordered returned, 12 months after last use.

          10. HEARST reserves the right to decline or reject any advertisement for any reason at any time without liability, even though previously acknowledged or accepted.

          11. No rebate will be allowed for insertion of wrong key numbers.

          12. The advertiser and its agency, if there be one, agree that in the event the publisher commits any act, error or omission in the acceptance, publication, and/or distribution of their advertisement for which publisher may be held legally responsible, the publisher's liability will in no event exceed the cost of the space ordered and further agree that publisher will not under any circumstances be responsible for consequential damages, including lost income and/or profits.

          13. The advertiser and its agency, if there be one, each represents that it not only has the right to authorize the publication of any advertisement it has submitted to HEARST, but that it is fully authorized and licensed to use (i) the names and/or the portraits or pictures of persons, living or dead, or of things; (ii) any trademarks, service marks, copyrighted, proprietary, or otherwise private material; and
          (iii) any testimonials contained in any advertisement submitted by or on behalf of the advertiser and published by HEARST, and that such advertisement is neither libelous, as an invasion of privacy violative of any third party's rights, or otherwise unlawful.

          As part of the consideration and to induce HEARST to publish such advertisement, the advertiser and its agency, if there be one, each agrees jointly and severally to indemnify and save harmless HEARST against all loss, liability, damage, and expense of whatever nature arising out of the copying, printing, or publishing of such advertisement.

          14. The advertiser and its agency agree to and do indemnify and save harmless the publisher from all loss, damage, and liability growing out of the failure of any context inserted by them for publication to be in compliance and conformity with any and all laws, orders, ordinances, and statues of the United States, or any of the States or subdivisions thereof.

          15. All orders accepted are subject to acts of God, fires, strikes, accidents, or other occurrences beyond the publisher's control (whether like or unlike any of those enumerated herein) that prevent the publisher from partially or completely producing, publishing, or distributing the publication.

          16. All advertisement must be clearly identified by the trademark or signature of the advertiser.

          17. The advertiser and its agency, if there be one, agree jointly and severally to pay the amount of invoices rendered by HEARST within the time specified in U.S. currency.

          18. Advertisements in other than standard sizes are subject to the publisher's approval.

          19. All agencies or direct advertisers must supply publisher with a legal street address and not just a post office box.

          20. Words such as "advertisement; "institutional", etc. will be placed with copy that, in HEARST's opinion, resembles editorial matter. Reading notices are not accepted.

                                   Exhibit D
                                   ---------

                                [NOT INCLUDED]

                                   EXHIBIT E
                                   ---------


                          [SUPERCEDED BY EXHIBIT 4.2]

                                   EXHIBIT F
                                   ---------

                                [NOT INCLUDED]

                                   EXHIBIT G
                                   ---------

                                [NOT INCLUDED]

                               AMENDMENT TO THE

                                TALK CITY, INC.

                  SERIES D PREFERRED STOCK PURCHASE AGREEMENT

                                     WITH

                         HEARST COMMUNICATIONS, INC.,
                    HEARST NEW MEDIA & TECHNOLOGY DIVISION

     THIS AMENDMENT AGREEMENT (the "Agreement") is made as of April 15, 1999 by and among Talk City, Inc., a California corporation (the "Company"), and Hearst Communications, Inc., Hearst New Media & Technology division, a Delaware corporation ("Hearst").


                                   RECITALS

     A. All terms not defined in this Agreement will have the meanings given to them in the Original Agreement (as defined below).

     B. The Company and Hearst are party to a Series D Preferred Stock Purchase Agreement, dated October 30, 1998 (the "Original Agreement"), pursuant to which the Company agreed to issue to Hearst 1,500,000 shares of its Series D Preferred Stock (the "Shares") over the Order Period plus any Elected Extension Period(s), in return for the provision by Hearst of advertising space in Selected Hearst Publications at a [*]% discount to the Selected Hearst Publication"s Card Rate in effect as of the date of the Insertion Order by the Company.

     C. The Company and Hearst desire to amend the Original Agreement to, among other things, provide that the Shares will be issued and sold to Hearst in full upon one closing date (the "Closing", and such date is referred to as the "Closing Date") as set forth below.


                                   AGREEMENT


     Now, therefore, the parties agree as follows:

1.   Amendments.
     ----------

          (a) Section 1.2(d) (iv) and the last full paragraph under Section 1.2(d)(ii) are deleted in their entirety.

          (b) Section 3 of the Original Agreement is amended in its entirety as follows:

                                * Certain information on this page has been omitted and filed with the Commission. Confidental treatment has been requested with respect to the omitted portions.

                                  "SECTION 3

                            CLOSING DATE; DELIVERY
                            ----------------------

     3.1  CLOSING DATE.  The purchase and sale of the Shares hereunder shall
          ------------
take place on April", 1999 at the offices of Wilson Sonsini Goodrich & Rosati at 10:00 a.m., or such other date and time as agreed to by the parties. At the Closing Date, the Company will sell, and Hearst will purchase, subject to satisfaction or waiver of the conditions to closing set forth in Sections 6 and 7 of this Agreement, the Shares, upon delivery by Hearst of proof of the Insertion Orders fulfilled by Hearst as of the Closing Date.

     3.2  DELIVERY. The Company will deliver to Hearst on the Closing Date a
          --------
certificate registered in Hearst"s name representing the Shares against proof of fulfillment of Insertion Orders by Hearst as of the Closing Date. Hearst acknowledges and agrees that the delivery of the Shares pursuant to this Agreement constitutes full and complete payment to it for all amounts owed to it by the Company for Insertion Orders."

          (c) Section 7.5 of the Original Agreement is amended in its entirety as follows:

          "7.5  CONSIDERATION DELIVERED.  Hearst shall have delivered proof of
                -----------------------
the value of the fulfillment of Insertion Orders as of the Closing Date.

2.  MISCELLANEOUS
    -------------

          (a)   Governing Law.  This Agreement shall be governed in all respects
                -------------
by the internal laws of the Sate of California.

          (b)   Counterparts.  This Agreement may be executed in any number of
                ------------
counterparts, each of which shall be deemed to be an original and all of which together shall constitute one instrument.

          (c)   Titles and Subtitles.  The titles and subtitles used in this
                --------------------
Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

          (d)   Entire Agreement.  This Agreement and the Original Agreement,
                ----------------
including all attached Exhibits, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof, and supersede any prior written or oral agreements or understandings (including without limitation the Letter of Intent executed by the parties as of September 3, 1998).

     This Agreement is executed as of the date first written above.

HEARST COMMUNICATIONS, INC. HEARST                  TALK CITY, INC.
NEW MEDIA & TECHNOLOGY DIVISION


/s/ Kenneth Bronfin
-------------------------------                     ----------------------------
By: Kenneth Bronfin                                 By: Peter H. Friedman
Title: Senior Vice President                        Title: President and Chief
Hearst New Media & Technology                       Financial Officer

     This Agreement is executed as of the date first written above.

HEARST COMMUNICATIONS, INC. HEARST                  TALK CITY, INC.
NEW MEDIA & TECHNOLOGY DIVISION

                                                    /s/ Peter H. Friedman
By: _____________________________                   ---------------------------
Title:___________________________                   By: Peter H. Friedman
                                                    Title: President and Chief
                                                    Financial Officer